Exhibit 5.1
May 24, 2007
Invacare Corporation
One Invacare Way
P.O. Box 4028
Elyria, Ohio 44036
     We have acted as counsel to Invacare Corporation, an Ohio corporation (the “Company”), and the subsidiaries of the Company named in Schedule I hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) $135,000,000 in aggregate principal amount of the Company’s 4.125% Convertible Senior Subordinated Debentures due 2027 (the “Debentures”) that were previously issued and sold in a transaction exempt from registration under the Securities Act; (ii) common shares, no par value, of the Company as may be issuable from time to time upon conversion of the Debentures (the “Conversion Shares”); and (iii) the guarantees of the Debentures granted by the Guarantors (the “Guarantees”); in each case that may be sold from time to time pursuant to Rule 415 under the Securities Act by certain selling securityholders referred to in the prospectus that is part of the Registration Statement. The Debentures and the Guarantees were issued under an indenture dated as of February 12, 2007 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”).
     For purposes of this opinion, we have reviewed such documents, records and instruments as we have deemed necessary or appropriate and, as to certain factual matters, we are relying upon a certificate from an officer of the Company. In such review, we have assumed the due authorization, execution and delivery of each document by, and the validity, binding nature and enforceability of each document against, each of the parties thereto, the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as copies (whether or not certified and including facsimiles) and the authenticity of such latter documents and of all documents submitted to us as originals. We have also assumed that (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to engage in the activities contemplated by the Indenture, (c) is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and (d) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (iii) the Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.
     We are licensed to practice law in the State of Ohio. We note that the Debentures and Guarantees are governed by the laws of the State of New York and, therefore, the opinion rendered herein is limited to the laws of the State of Ohio and the federal laws of the United States.

Invacare Corporation
May 24, 2007

     Based upon the foregoing, and subject to the further limitations and qualifications set forth herein, we are of the opinion that the Conversion Shares initially issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Matters.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Calfee, Halter & Griswold LLP

Schedule I
Adaptive Switch Laboratories, Inc.
Altimate Medical, Inc.
Champion Manufacturing Inc.
Freedom Designs, Inc.
Garden City Medical Inc.
Healthtech Products, Inc.
The Helixx Group, Inc.
Invacare Canadian Holdings, Inc.
Invacare Credit Corporation
Invacare Florida Corporation
Invacare Florida Holdings, LLC
Invacare Holdings, LLC
Invacare International Corporation
Invacare Supply Group, Inc.
Kuschall, Inc.
Medbloc, Inc.
The Aftermarket Group, Inc.